Exhibit 5.1
August 3, 2007
Beijing Med-Pharm Corporation
600 W. Germantown Pike, Suite 400
Plymouth Meeting, Pennsylvania 19462
Re:      Registration Statement on Form S-3 (File No. 333-143789)
Ladies and Gentlemen:
     We have acted as counsel to Beijing Med-Pharm Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of (A) up to $70,000,000 of (i) shares of common stock, par value $0.001 per share, of the Company (the “Company Shares”); (ii) units (the “Units”) consisting of Company Shares and Warrants (as defined below); and (iii) warrants to purchase Company Shares or Units (the “Warrants” and together with the Company Shares and Units, each a “Security” and collectively the “Securities”) that may be issued from time to time by the Company and (B) 2,737,226 shares of common stock, par value $0.001 per share, of the Company (the “Stockholder Shares”) that may be sold from time to time by certain selling stockholders.
     We have examined the Registration Statement and those records and documents as we have deemed necessary, including but not limited to (i) the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Bylaws of the Company and (ii) the corporate proceedings of the Company.
     As to certain questions of fact material to our opinions that we have not independently established we have relied upon representations of public officials.
     In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, and (v) each natural person signing any document reviewed by us had the legal capacity to do so. Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:
     1.      With respect to Company Shares, when both (a) the Board has taken all necessary corporate action to authorize the issuance and the terms of the offering of the Company Shares and related matters and (b) certificates representing the Company Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Company Shares) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Company Shares), then the Company Shares will be validly issued, fully paid and nonassessable.
     2.      With respect to the Warrants, when (a) the Board has taken all necessary corporate action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants and certificates representing the Warrants have been duly executed, countersigned, registered and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and will constitute valid and binding obligations of the Company.
     3.      With respect to Units, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Units, the terms of the offering thereof and related matters, including without limitation any and all actions with respect to each component of the Units as would be contemplated by Paragraphs 1-3 hereof were such component being issued on a stand-alone basis, and (b) such Units and agreements relating to the Units have been duly executed and delivered and duly issued and sold in the manner contemplated in the Registration Statement or any prospectus supplement, such Units will be valid and binding obligations of the Company.
     4.      The Stockholder Shares are validly issued, fully paid and nonassessable.
     The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:
          A.      We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable, (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with the Securities Act and all applicable state securities rules, regulations and laws; (iv) all Securities will be issued and sold in compliance with the Securities Act, the Securities Exchange Act of 1934, as amended, and all applicable state securities rules, regulations and laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (viii) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company.

          B.      The enforceability of the Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.
          C.      We express no opinion with respect to (i) the enforceability of the provisions in any agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws or blue sky laws.
          D.      The opinions expressed in this letter are limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America. We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.
Very truly yours,
/s/ MORGAN, LEWIS & BOCKIUS LLP